UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BRKS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 below under “Amendment to Asset Purchase Agreement” is incorporated into this Item 1.01.

Item 2.01.Completion of an Acquisition or Disposition of Assets.

Completion of the Sale of the Semiconductor Cryogenics Business

On July 1, 2019, Brooks Automation, Inc. (“Brooks”) completed its previously disclosed sale of its semiconductor cryogenics business to Edwards Vacuum LLC (the “Purchaser”) (a member of the Atlas Copco Group) for $675 million in cash, subject to adjustments for working capital and other items (the “Disposition”).  The semiconductor cryogenics business manufactures, markets, sells, distributes, services and refurbishes cryogenic vacuum pumps (including water pumps), chillers, coolers, compressors, refrigeration systems and spare parts relating to each of the foregoing, known as the “CTI Cryogenics” and the “Polycold” product lines (referred to herein as the “Cryogenics Business”).  The Cryogenics Business also includes a 50% equity interest in Ulvac Cryogenics, Inc., a joint venture in Japan with Ulvac Inc.

In connection with the closing, Brooks and the Purchaser entered into certain other agreements, including a transition services agreement, leases to the Purchaser for certain of Brooks’ facilities in Chelmsford, Massachusetts, and a supply agreement. The transition service agreement outlines the information technology, people, and facility support the parties expect to provide each other for a period from 1 month to 6 months following the closing. The lease agreements provide facility space to the Purchaser free of charge for three years following the closing and provide the Purchaser with the option to renew each lease at the then current market rates after the initial three-year lease terms have ended.  The supply agreement allows Brooks to purchase CTI and Polycold goods at cost from the Purchaser up to an aggregate amount equal to $1.0 million until the first anniversary of the closing.

Proceeds/Extinguishment of Debt

Brooks expects the net cash proceeds from the sale of the Cryogenics Business to be approximately $550 million, after adjustments and deducting taxes and other items.  Brooks used $348.3 million of the proceeds from the Disposition to extinguish its outstanding balance at July 1, 2019 of the $350 million incremental term loan secured on November 15, 2018 under its senior secured term loan facility. In addition, Brooks used $147.0 million of the proceeds from the Disposition to extinguish a portion of the outstanding balance at July 1, 2019, of the $200 million term loan secured on October 4, 2017. Please refer to Item 9.01 included in this Current Report on Form 8-K for pro forma financial information related to the extinguishment of debt.

Amendment to Asset Purchase Agreement

In connection with the closing, on June 28, 2019, Brooks entered into Amendment No. 2 to Asset Purchase Agreement (the “Amendment”) with the Purchaser, and, solely for certain sections, Atlas Copco AB, amending the Asset Purchase Agreement, dated August 27, 2018, as amended, by and among Brooks, the Purchaser and solely for certain sections thereof, Atlas Copco AB (as amended, the “Purchase Agreement”), to, among other things, amend the mechanics of the working capital adjustment, assumed and excluded liabilities and amend certain of the covenants of the parties set forth in the Purchase Agreement. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Amendment, Brooks will revise its accounts payable balances on a continuing operations basis to exclude accounts payable related to the Cryogenics Business and its current liabilities held for sale balances to include accounts payable related to the Cryogenics Business for previously reported historical periods in the event those periods are presented in future filings.  As of March 31, 2019, Brooks’ most recent quarter end period and September 30, 2018, Brooks’ most recent fiscal year end period, the accounts payable balance related to the Cryogenics Business was $8.8 million and $11.1 million, respectively.

Item 8.01.  Other Events.

On July 1, 2019, Brooks issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing the closing of the sale of the Cryogenics Business to the Purchaser.

Item 9.01.  Financial Statements and Exhibits.

(b)     Pro forma financial information

Brooks has previously reported the results of the disposed Cryogenics Business as discontinued operations and reported the assets and liabilities of the Cryogenics Business as held for sale for all historical periods beginning with its Annual Report on Form 10-K for the fiscal year ended September 30, 2018. In connection with the use of a portion of the proceeds to extinguish outstanding debt as described in Item 2.01 above, Brooks has included certain additional pro forma information in this Item 9.01, including disclosures of cash, debt, interest income, interest expense, loss on debt extinguishment, and relevant subtotals of the financial statements, reflecting the impact of the extinguishment of debt.   Actual reported financial information as shown in the table below does not include any adjustments for cash and cash equivalents provided by the operations of the Cryogenics Business.  Please refer to our Annual Report on Form 10-K for further information on our reporting of discontinued operations.

The unaudited condensed pro forma financial information reflects the extinguishment of debt as if it occurred on October 1, 2017 and, therefore, also reflects the Disposition as if it occurred the same date as the proceeds from the Disposition were utilized to extinguish the debt. The unaudited pro forma information is not necessarily indicative of the results of operations that Brooks would have reported had the transaction actually occurred at the beginning of these periods nor is it necessarily indicative of future results. The unaudited pro forma financial information does not reflect the impact of future events that may occur after the extinguishment of debt or the Disposition (in thousands).

	March 31, 2019
	Actual	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents	$137,217	$54,379	$191,596
Total current assets	509,490	54,379	563,869
Total assets	1,487,877	54,379	1,542,256

Current portion of long-term debt	8,114	(3,500)	4,614
Total current liabilities	178,330	(3,500)	174,830
Long-term debt	535,384	(486,463)	48,921
Total liabilities	757,966	(489,963)	268,003

The unaudited pro forma cash and cash equivalents balance as of March 31, 2019 has been adjusted to include the additional net cash and cash equivalents of $54.4 million from the proceeds related to the Disposition and the extinguishment of debt. The unaudited pro forma debt balance as of March 31, 2019 has been adjusted to exclude a $3.5 million current portion of long-term debt and $491.8 million long-term portion of debt that has been extinguished using the proceeds from the Disposition reduced by $5.3 million of deferred financing costs associated with the extinguished debt.

	Six Months Ended March 31, 2019
	Actual	Pro Forma Adjustments	Pro Forma
Interest income	$739	$82	$821
Interest expense	(13,308)	11,514	(1,794)
Loss on extinguishment of debt	(9,051)	9,051	-
Income (loss) before income taxes	(3,423)	20,646	17,223

	Fiscal Year Ended September 30, 2018
	Actual	Pro Forma Adjustments	Pro Forma
Interest income	$1,881	$1,208	$3,089
Interest expense	(9,520)	6,722	(2,798)
Income before income taxes	20,466	7,930	28,396

The unaudited pro forma interest expense for the six months ended March 31, 2019 and for the fiscal year ended September 30, 2018 have been adjusted to exclude the interest expense of $11.5 million and $6.7 million, respectively, related to the extinguishment of debt with the proceeds from the Disposition. The unaudited pro forma interest income for the six months ended March 31, 2019 and for the fiscal year ended September 30, 2018 has been adjusted to include the interest income of $0.1 million and $1.2 million, respectively, for the additional cash and cash equivalents received from the proceeds from the Disposition. The unaudited pro forma loss of $9.1 million on extinguishment of the $350 million incremental term loan has been excluded from the pro forma loss on extinguishment of debt for the six months ended March 31, 2019.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1*	Amendment No. 2 to Asset Purchase Agreement, dated June 28, 2019, by and among Brooks Automation, Inc., Edwards Vacuum LLC and, for certain sections, Atlas Copco AB.

99.1	Press release issued on July 1, 2019 by Brooks Automation, Inc.

*  Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. Brooks Automation, Inc. will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: July 5, 2019	Jason W. Joseph
Senior Vice President, General Counsel and Secretary